Exhibit 99.1
For More Information Contact:

Investors:	Media:
Ingram Micro Inc.	Ingram Micro Inc.
Ria Marie Carlson (714) 382-4400	Marie Connell (714) 382-2009
ria.carlson@ingrammicro.com	marie.connell@ingrammicro.com

Kay Leyba (714) 382-4175	Rekha Parthasarathy (714) 382-1319
kay.leyba@ingrammicro.com	rekha@ingrammicro.com

INGRAM MICRO EXECUTIVE TO PRESENT
AT TWO INVESTOR CONFERENCES THIS MONTH

SANTA ANA, Calif., Sept. 2, 2008 — Ingram Micro Inc. (NYSE: IM), the world’s largest technology distributor, announced today that William D. Humes, the company’s executive vice president and chief financial officer, will present at the following investor conferences in September.

•	Wednesday, Sept. 3, 2008
Citigroup’s 15th Annual Global Technology Conference
Hilton New York Hotel – New York, N.Y.
9:15 a.m. ET

•	Tuesday, Sept. 16, 2008
Bank of America Annual Investment Conference
Ritz Carlton Hotel – San Francisco, Calif.
4 p.m. PT  /  7 p.m. ET

While the company did not update its third-quarter guidance delivered on July 24, 2008, Gregory M. Spierkel, Ingram Micro’s chief executive officer, said that softer economies in Europe and certain Asian countries created more competitive environments during July and August.  He added that the markets within North America and Latin America have remained relatively stable during this period.

“September is the strongest month of the third quarter, especially in Europe, where businesses return from the summer season,” Spierkel explained.  “As this year’s economic environment is less predictable than prior years, we believe it’s prudent to update our third-quarter outlook after we have a clearer picture of September’s anticipated results.”

To access the live audio webcasts of the presentations, visit the Investor Relations page of www.ingrammicro.com.  The archived versions will be available for approximately one week following the events.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this press release that are forward-looking statements, including but not limited to statements about future revenues, sales levels, operating income, margins, stock-based compensation expense, integration costs, cost synergies, operating efficiencies, profitability, market share and rates of return, are based on current management expectations that involve certain risks which, if realized, in whole or in part, could cause such expectations to fail to be achieved and have a material adverse effect on Ingram Micro's business, financial condition and results of operations, including, without limitation: (1) intense competition, regionally and internationally, including competition from alternative business models, such as manufacturer-to-end-user selling, which may lead to reduced prices, lower sales or reduced sales growth, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (2) integration of our acquired businesses and similar transactions involve various risks and difficulties -- our operations may be adversely impacted by an acquisition that (i) is not suited for us, (ii) is improperly executed, or (iii) substantially increases our debt; (3) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions, political or economic instability, or disruption of a foreign market, and other related risks of our international operations may adversely impact our operations in that country or globally; (4) we may not achieve the objectives of our process improvement efforts or be able to adequately adjust our cost structure in a timely fashion to remain competitive, which may cause our profitability to suffer; (5) our failure to attract new sources of profitable business from expansion of products or services or risks associated with entry into new markets, including geographies, products and services, could negatively impact our future operating results; (6) an interruption or failure of or disruptions due to changes to our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information and may adversely impact our results of operations; (7) if there is a downturn in economic conditions for an extended period of time, it will likely have an adverse impact on our business; (8) significant changes in supplier terms, such as higher thresholds on sales volume before distributors may qualify for discounts and/or rebates, the overall reduction in the amount of incentives available, reduction or termination of price protection, return levels, or other inventory management programs, or reductions in payment terms, may adversely impact our results of operations or financial condition; (9) termination of a supply or services agreement with a major supplier or product supply shortages may adversely impact our results of operations; (10) changes in, or interpretations of, tax rules and regulations may adversely affect our effective tax rates or we may be required to pay additional tax assessments; (11) we cannot predict with certainty, the outcome of the SEC and U.S. Attorney’s inquiries or assessments by Brazilian taxing authorities; (12) we may experience loss of business from one or more significant customers, and an increased risk of credit loss as a result of reseller customers' businesses being negatively impacted by dramatic changes in the information technology products and services industry as well as intense competition among resellers -- increased losses, if any, may not be covered by credit insurance or we may not be able to obtain credit insurance at reasonable rates or at all; (13) rapid product improvement and technological change resulting in inventory obsolescence or changes in demand may result in a decline in value of a portion of our inventory; (14) future terrorist or military actions could result in disruption to our operations or loss of assets, in certain markets or globally; (15) the loss of a key executive officer or other key employees, or changes affecting the work force such as government regulations, collective bargaining agreements or the limited availability of qualified personnel, could disrupt operations or increase our cost structure; (16) changes in our credit rating or other market factors may increase our interest expense or other costs of capital, or capital may not be available to us on acceptable terms to fund our working capital needs; (17) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions could negatively impact our future operating results; (18) future periodic assessments required by current or new accounting standards such as those relating to long-lived assets, goodwill and other intangible assets and expensing of stock options may result in additional non-cash charges; (19) seasonal variations in the demand for products and services, as well as the introduction of new products, may cause variations in our quarterly results; and (20) the failure of certain shipping companies to deliver product to us, or from us to our customers, may adversely impact our results of operations.

Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and to mitigate their impact on Ingram Micro's results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Item 1A Risk Factors of Ingram Micro's Annual Report on Form 10-K for the year ended December 29, 2007; other risks or uncertainties may be detailed from time to time in Ingram Micro's future SEC filings. Ingram Micro disclaims any duty to update any forward-looking statements.

About Ingram Micro Inc.
As a vital link in the technology value chain, Ingram Micro creates sales and profitability opportunities for vendors and resellers through unique marketing programs, outsourced logistics services, technical support, financial services, and product aggregation and distribution.  The company serves more than 150 countries and is the only global broad-based IT distributor with operations in Asia.  Visit www.ingrammicro.com.

# # #

08-31

© 2008 Ingram Micro Inc.  All rights reserved.  Ingram Micro and the registered Ingram Micro logo are trademarks used under license by Ingram Micro Inc.